Exhibit 99.1

       ROCKWELL MEDICAL TECHNOLOGIES, INC. REPORTS SECOND QUARTER RESULTS;
                              SALES INCREASE 77.8%

     WIXOM, Mich., Aug. 10 /PRNewswire-FirstCall/ -- Rockwell Medical Technologies, Inc. (Nasdaq: RMTI), a leading, innovative hemodialysis products manufacturer in the healthcare sector, reported its second quarter results today. Sales increased 77.8% over the second quarter last year. First half 2005 revenues were up 54.3% over last year. Net Income in the second quarter of 2005 was $85,456 or $.01 per share.

     HIGHLIGHTS:

     Second Quarter 2005
     *    Record quarterly revenues of $7,791,033.
     *    Sales increased 77.8% over the second quarter of 2004.
     * Sales revenue was up 38.6% sequentially over the first quarter of 2005.
     * Concentrate product line revenue increased 50% over the second quarter of 2004.
     *    Net Income was $85,456.
     *    Earnings per Share was $.01

     First Half 2005
     *    First half 2005 revenues of $13,410,541.
     *    First half 2005 revenues increased 54.3% over the first half of 2004.
     *    First half profits of $194,672 increased 44% over first half 2004.
     *    Earnings per Share was $.02.
     * Secured purchase order for $6.5 million in dialysis products of which $3.2 million is reflected in first half 2005 results.
     * Initiated $2.5 million in annualized new supply business in the Southeast.
     *    Began operations in new manufacturing plant in South Carolina.

     Mr. Robert L. Chioini, Chairman and Chief Executive Officer of Rockwell Medical Technologies, Inc. stated, "We are pleased with our strong sales growth and second quarter results. In March, we added a new production facility in South Carolina which increased our overall capacity but also increased our expenses. In addition, we incurred increased operating expenses as we transitioned business between plants and added personnel and equipment to handle new business opportunities. We expect this investment to provide us with the infrastructure to support additional business in the future."

     Rockwell will be hosting a conference call to review its second quarter results on Wednesday, August 10, 2005 at 11:00 a.m. EDT. Investors are encouraged to call in five minutes in advance of the call at 888-896-0862 or may listen on the web at:
http://orion.calleci.com/servlet/estreamgetevent?id=5764&folder=default using
Windows Media Player. See http://www.rockwellmed.com for more details and playback options.

     Rockwell Medical Technologies, Inc. is an innovative leader in manufacturing, marketing and delivering high-quality dialysis solutions, powders and ancillary products that improve the quality of care for dialysis patients. Dialysis is a process that duplicates kidney function for those patients whose kidneys have failed to work properly and suffer from chronic kidney failure, a condition also known as end stage renal disease (ESRD). There are an estimated 350,000 dialysis patients in the United States and the incidence of ESRD has increased 6-8% on average each year over the last decade. Rockwell's products are used to cleanse the ESRD patient's blood and replace nutrients in the bloodstream. Rockwell offers the proprietary Dri- Sate(R) Dry Acid Mixing System, RenalPure(R) Liquid Acid, RenalPure(R) Powder Bicarbonate, SteriLyte(R) Liquid Bicarbonate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell's website at http://www.rockwellmed.com
..

     Certain statements in this press release with respect to Rockwell's business and operations, including the statements regarding the Company's anticipated sales constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements reflect management's expectations and are based upon currently available information. Management of Rockwell believes the expectations reflected in the forward-looking statements made in this press release are based upon reasonable assumptions. However, certain factors could occur that might cause actual results to vary. These include, but are not limited to, general economic conditions, economic conditions specific to the hemodialysis industry, non-recurrence of customer orders, competitive factors, failure to obtain FDA approval, and other factors discussed in Rockwell's reports filed with the Securities and Exchange Commission. The forward- looking statements should be considered in light of these risks and uncertainties.

               Rockwell Medical Technologies, Inc. and Subsidiary

                         Consolidated Income Statements

       For the three and six months ended June 30, 2005 and June 30, 2004

                                 (Whole dollars)
                                   (Unaudited)

                            Three Months    Three Months     Six Months      Six Months
                               Ended           Ended           Ended           Ended
                           June 30, 2005   June 30, 2004   June 30, 2005   June 30, 2004
                           -------------   -------------   -------------   -------------
Sales                      $   7,791,033   $   4,382,924   $  13,410,541   $   8,690,768
Cost of Sales                  6,980,588       3,700,686      11,930,680       7,313,570
  Gross Profit                   810,445         682,238       1,479,861       1,377,198
Selling, General
 and Administrative              688,467         582,977       1,336,126       1,153,388
  Operating Income               121,978          99,261         143,735         223,810
 Other Income                                                    137,468
Interest Expense,
 net                              36,522          44,636          86,531          88,968
  Net Income               $      85,456   $      54,625   $     194,672   $     134,842
Basic Earnings
 per Share                 $        0.01   $        0.01   $        0.02   $        0.02

Diluted Earnings
 per Share                 $        0.01   $        0.01   $        0.02   $        0.01

               Rockwell Medical Technologies, Inc. and Subsidiary

                           Consolidated Balance Sheets

                    As of June 30, 2005 and December 31, 2004

                                 (Whole Dollars)
                                   (Unaudited)

                                                       JUNE 30,        DECEMBER 31,
                                                         2005             2004
                                                   ---------------   ---------------
ASSETS
Cash and Cash Equivalents                          $     1,275,910   $       166,195
Restricted Cash Equivalents                                  8,662             8,662
Accounts Receivable, net of a reserve of
 $44,500 in 2005 and $44,500 in 2004                     2,383,340         2,302,093
Inventory                                                2,379,666         1,652,457
Other Current Assets                                       238,759           111,630
    Total Current Assets                                 6,286,337         4,241,037

Property and Equipment, net                              2,028,495         2,048,665
Intangible Assets                                          403,817           369,508
Goodwill                                                   920,745           920,745
Other Non-current Assets                                   116,680           120,597
     Total Assets                                  $     9,756,074   $     7,700,552

  LIABILITIES AND SHAREHOLDERS' EQUITY

Short Term Borrowings                              $       991,884   $       452,682
Notes Payable & Capitalized Lease Obligations              467,820           389,602
Accounts Payable                                         1,865,435         2,124,679
Customer Deposits                                        1,504,273            11,005
Accrued Liabilities                                        440,995           481,587
     Total Current Liabilities                           5,270,407         3,459,555

Long Term Notes Payable & Capitalized Lease
 Obligations                                               643,654           818,678

     Shareholders' Equity:
Common Share, no par value, 8,674,619 and
 8,556,531 shares issued and outstanding                12,095,931        11,870,909
Common Share Purchase Warrants, 3,710,832
 and 3,761,071 shares issued and outstanding               320,150           320,150
Accumulated Deficit                                     (8,574,068)       (8,768,740)
      Total Shareholders' Equity                         3,842,013         3,422,319

     Total Liabilities And Shareholders'
      Equity                                       $     9,756,074   $     7,700,552

CONTACT:  Thomas Klema of Rockwell Medical Technologies, Inc.,
+1-248-960-9009/
Web site:  http://www.rockwellmed.com /